Exhibit 99.2
CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD–1 LLC, AND CONWOOD–2 LLC
Combined Financial Statements
March 31, 2006

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Combined Balance Sheet
(Thousands)
(Unaudited)

March 31,
2006
Assets
Current assets:
Cash and cash equivalents	$147,800
Accounts receivable, less allowance of $283	8,790
Inventories	147,986
Other current assets	4,645

Total current assets	309,221

Property, plant, and equipment, net	29,644
Goodwill	16,357
Other intangible assets, net	49,281
Deferred tax assets, net	926
Other assets	1,202

$406,631

Liabilities and Members’ Capital
Current liabilities:
Accounts payable	$2,616
Accrued compensation	7,800
Accrued expenses	248
Accrued state income taxes	23,832

Total current liabilities	34,496

Deferred compensation	2,695
Benefit obligations	33,517

Total liabilities	70,708

Members’ capital	335,923

$406,631

See accompanying notes to combined financial statements (unaudited).

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Combined Statements of Income
(Thousands)
(Unaudited)

	Quarter ended
	March 31,	March 31,
	2006	2005
Net sales	$118,272	104,175

Operating expenses:
Cost of sales	24,136	20,977
Selling, administrative, and general expense	27,947	27,657

Total operating income	66,189	55,541

Interest expense	(1)	—
Interest income	1,068	926
Other expense, net	(68)	(5)

Income before taxes	67,188	56,462

Income tax expense	1,230	1,274

Net income	$65,958	55,188

See accompanying notes to combined financial statements (unaudited).

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Combined Statements of Cash Flows
(Thousands)
(Unaudited)

	Quarter ended
	March 31,	March 31,
	2006	2005
Cash flows from operating activities:
Net income	$65,958	55,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	984	921
Amortization of intangible assets	1,654	1,654
Provision for cash discounts	4,708	4,026
Deferred income tax benefit	—	—
Loss on sale of equipment	3	—
Changes in assets and liabilities:
Accounts receivable	(5,190)	(3,693)
Inventories	(5,275)	(13,167)
Other assets	(143)	(344)
Accounts payable	(15,853)	(11,759)
Accrued state income taxes	1,066	1,005
Accrued expenses and long-term liabilities	(11,234)	(11,137)

Net cash provided by operating activities	36,678	22,694

Cash flows from investing activities:
Capital expenditures	(1,221)	(4,372)

Net cash used in investing activities	(1,221)	(4,372)

Cash flows from financing activities:
Distributions to members	—	(90,000)

Net cash used in financing activities	—	(90,000)

Net increase (decrease) in cash and cash equivalents	35,457	(71,678)
Cash and cash equivalents at beginning of period	112,343	170,206

Cash and cash equivalents at end of period	$147,800	98,528

Supplemental cash flow disclosure:
Income taxes paid	$187	167
See accompanying notes to combined financial statements (unaudited).

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements (Unaudited)
March 31, 2006
(Dollars in thousands, unless otherwise noted)
(1)	Organization and Nature of Operations

Conwood Company, L.P. (Conwood) was formed as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware on June 20, 1985. Effective November 1, 1996, Conwood divested itself of its sales function and created Conwood Sales Co., L. P. (Sales), a limited partnership, to operate the sales function. Ownership of Conwood and Sales was restructured on December 31, 1996 and April 30, 1997 such that Asworth Corporation now beneficially owns 100% of Conwood LLC, the general partner of Conwood and Sales.

Effective January 1, 2000, HTF LLC, a wholly owned subsidiary of Asworth Corporation and the limited partner of Conwood and Sales, became the sole member of the newly formed Scott Tobacco LLC (Scott) and Rosswil LLC (Rosswil) through capital contributions of $200 and $500, respectively. Formerly a division of Conwood, Scott continues to manufacture twist tobacco for Conwood. The majority of Conwood’s intangible assets were transferred to Rosswil, which, in addition to Sales, is now involved in the sales function.

Conwood and Scott manufacture and sell smokeless tobacco products to Rosswil, which sells to Sales, which in turn sells the tobacco products primarily to a large number of widely dispersed wholesalers and chain stores. Conwood LLC, Conwood–1 LLC, and Conwood–2 LLC are companies that hold primarily cash. The financial statements of Conwood, Sales, Scott, Rosswil, Conwood LLC, Conwood–1 LLC, and Conwood–2 LLC (collectively the Company) are presented on a combined basis because of common ownership. All significant intercompany balances and transactions have been eliminated.

(2)	Basis of Presentation

In the opinion of management, the accompanying combined financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of March 31, 2006 and the results of operations and cash flows for the quarterly periods ended March 31, 2006 and 2005.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) have been condensed or omitted. These combined financial statements should be read in conjunction with the combined financial statements and notes included in the Company’s Annual Combined Financial Statements for the fiscal year ended December 31, 2005. The results of operations for the quarterly periods ended March 31, 2006 and 2005 are not necessarily indicative of the operating results for the operations for the full year.

The Company funds its operations from cash flows from operating activities and maintains its own administrative functions. Asworth does not perform any services for or on behalf of the Company.
(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements (Unaudited)
March 31, 2006
(Dollars in thousands, unless otherwise noted)
(3)	Cash Equivalents

Cash equivalents consist primarily of money market mutual funds and funds deposited with Diversified Capital, LLC (Diversified). Diversified is an affiliate of the Company whose purpose is to provide treasury management services for the Company, Asworth Corporation, and other related entities. The Company deposits its excess cash with Diversified and receives a market interest rate on the Company’s average cash balances held by Diversified. The Company includes the cash deposited with Diversified as a cash equivalent as such deposits are readily available to the Company and such deposits and withdrawals represent a portion of the Company’s cash management activities. At March 31, 2006, Diversified held $44,000 in cash equivalents of the Company and the Company earned approximately $900 in interest income from Diversified during each of the quarters ended March 31, 2006 and 2005. The interest rate paid by Diversified is based on the Federal Short-Term Rate as adjusted on a monthly basis (AFR). At March 31, 2006, the AFR was 4.58%.

(4)	Inventories

A summary of inventories as of March 31, 2006 follows:

Leaf tobacco	$124,327
Raw materials and supplies	5,365
Work-in-process	15,605
Finished products	2,689

$147,986

(5)	Property, Plant, and Equipment

A summary of property, plant, and equipment as of March 31, 2006 follows:

Land and land improvements	$2,498
Buildings	24,732
Machinery and equipment	34,740
Furniture and fixtures	14,137
Construction in progress	5,430

81,537

Less accumulated depreciation	(51,893)

Property, plant, and equipment, net	$29,644

Depreciation expense totaled $984 and $921 for the quarters ended March 31, 2006 and 2005, respectively.
(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements (Unaudited)
March 31, 2006
(Dollars in thousands, unless otherwise noted)
(6)	Income Tax Expense

Effective January 1, 2002, certain of the entities comprising the Company elected to be taxed as Qualified SubChapter S Subsidiaries (QSSSs) due to their parent’s (Asworth Corporation) election to be treated as an S Corporation. As QSSSs, all items of income, loss, deductions and credits pass through to the shareholders of Asworth Corporation. The entities comprising the Company will continue to be taxed in certain states which do not recognize the S Corporation/QSSS status. In addition, the entities comprising the Company may incur federal income taxes (benefits) for ten years after the effective date of the S Corporation election to the extent built-in gains (losses) imbedded in assets existing at December 31, 2001 are recognized.

The Company analyzes tax exposure items, and as a result of this analysis, records a provision or benefit related to any tax exposure items as determined necessary by this analysis.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the period which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

(7)	Litigation Contingencies

On January 2, 2003, the Company, along with other major manufacturers of smokeless tobacco and certain other organizations, was served with a summons and class action complaint brought by six individual plaintiffs alleging negligence, personal injury and other charges. On September 8, 2003, the United States District Court for the Southern District of Florida granted plaintiffs’ motion to remand this action to the Eleventh Circuit Court in Miami-Dade County, Florida. In July 2005, a plaintiff filed an amended complaint in this action, the effect of which was to drop the class action allegations and to assert an individual claim on behalf of the one plaintiff. An order of dismissal of the remaining plaintiffs was entered in October, 2005. In November, 2005, the Company filed a motion to dismiss certain plaintiff complaints. No trial date has been set for this proceeding.
(Continued)

CONWOOD COMPANY, L.P., CONWOOD SALES CO., L. P.,
SCOTT TOBACCO LLC, ROSSWIL LLC, CONWOOD LLC,
CONWOOD-1 LLC, AND CONWOOD-2 LLC
Notes to Combined Financial Statements (Unaudited)
March 31, 2006
(Dollars in thousands, unless otherwise noted)
The Company, along with other tobacco manufacturers and distributors, was sued on October 1, 1998 in Kanawha County, West Virginia. The lawsuit, which involves approximately 1,200 individual actions, was consolidated and referred to the Mass Litigation Panel in 1999. Products manufactured by the Company have been identified as being used in 14 of those cases. On December 3, 2001, an order was entered severing any claims against the Company and the other smokeless tobacco manufacturing companies from the principal action.

In the event that any further action is pursued against the Company in the above proceedings, the Company would vigorously defend such actions. Counsel is unable to evaluate the likelihood of an unfavorable outcome or to estimate the Company’s potential loss, if any, resulting from such actions. Management does not believe that such suits would have a material adverse effect on the Company’s financial position.

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of counsel and management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position.

(8)	Subsequent Event

On April 25, 2006, Reynolds American Inc. (RAI) entered into an agreement whereby RAI would acquire Conwood, Sales, Scott and Rosswil as well as Conwood LLC, Conwood–1 LLC and Conwood–2 LLC via a stock acquisition of the ultimate parent company of these entities. On May 31, 2006, RAI closed the purchase transaction of the ultimate parent company after receiving required regulatory approvals.